                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                        2005-2008 OUTPERFORMANCE PROGRAM

                 (Established Under the Pennsylvania Real Estate
                  Investment Trust 2003 Equity Incentive Plan)

                        (Effective as of January 1, 2005)

                                TABLE OF CONTENTS
                                   (continued)
                                                                          PAGE


                                      -iii-

                                TABLE OF CONTENTS

1.       Purposes...........................................................1

2.       Definitions........................................................1

3.       Award Agreement....................................................3

4.       Corporate Goal; Delivery of Performance Shares.....................3

5.       Beneficiary Designation............................................6

6.       Delivery to Guardian...............................................7

7.       Source of Shares...................................................7

8.       Capital Adjustments................................................7

9.       Administration.....................................................7

10.      Amendment and Termination..........................................7

11.      Headings...........................................................7

12.      Incorporation of Plan by Reference.................................7

APPENDIX A................................................................A-1

APPENDIX B................................................................B-1

APPENDIX C................................................................C-1

APPENDIX D................................................................D-1

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                        2005-2008 OUTPERFORMANCE PROGRAM

                 (Established Under the Pennsylvania Real Estate
                  Investment Trust 2003 Equity Incentive Plan)

                        (Effective as of January 1, 2005)


                                    PREAMBLE

                  WHEREAS, Pennsylvania Real Estate Investment Trust (the "Trust") established, and its shareholders approved, the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan (the "Plan"), primarily in order to award equity-based benefits to certain officers and other key employees of the Trust and its "Related Corporations" and "Subsidiary Entities" (both as defined in the Plan);

                  WHEREAS, one kind of equity-based benefit that can be awarded under the Plan is "Performance Shares," defined in the Plan as "an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated individual or Corporate Performance Goals."

                  WHEREAS, the Trust's Executive Compensation and Human Resources Committee (the "Committee") is responsible for the administration of the Plan and may, pursuant to the powers granted to it thereunder, adopt rules and regulations for the administration of the Plan and determine the terms and conditions of each award granted thereunder;

                  WHEREAS, the Committee desires to establish an outperformance program for 2005-2008 (the "Program") under the Plan for the benefit of certain officers of the Trust and PREIT Services, LLC (one of the Trust's Subsidiary Entities) whereby such officers would be awarded Performance Shares under the Plan, as set forth in the Program, following the attainment of the corporate goal set forth in the Program;

                  NOW, THEREFORE, effective as of January 1, 2005, the Pennsylvania Real Estate Investment Trust 2005-2008 Outperformance Program is hereby established by the Committee under the Plan with the following terms and conditions:

         1. Purposes. The purposes of the Program are to motivate certain officers of the Employer to reach and exceed a challenging goal for the Trust of profitability and growth, and to focus the attention of the eligible officers on a critical financial indicator used to measure the success of companies in the same industry as the Trust.

         2. Definitions

            (a) "Award" means an award of Performance Shares to a Participant following the Trust's attainment of the Corporate Goal.

            (b) "Award Agreement" means a written document evidencing the grant to a Participant of an opportunity to receive an Award, as described in Section
10.1 of the Plan.

            (c) "Board" means the Board of Trustees of the Trust.

            (d) "Business Combination" means "Business Combination" as such term is defined in the definition of "Change of Control" in the Plan.

            (e) "Cause" means "Cause" as such term is defined in a Participant's Employment Agreement.

            (f) "Change in Control" means "Change in Control" as such term is defined in a Participant's Employment Agreement or, if the Participant and an Employer are not parties to an Employment Agreement, as defined in the Plan.

            (g) "Code" means the Internal Revenue Code of 1986, as amended.

            (h) "Committee" means the Executive Compensation and Human Resources Committee of the Board, which Committee has developed the Program and has the responsibility to administer the Program under Section 3 of the Plan and Section 9 hereunder.

            (i) "Corporate Goal" means the specific performance goal, set forth in Section 4 hereunder, which must be achieved in order for a Participant to receive an Award.

            (j) "DER" means "DER" (dividend equivalent rights) as such term is defined in the Plan.

            (k) "Disability" means an inability of a Participant to perform duties resulting in a termination of employment under the Participant's Employment Agreement.

            (l) "Effective Date" means January 1, 2005.

            (m) "Employer" means, collectively and individually (as applicable), the Trust and Services, and any other "Related Corporation" or "Subsidiary Entity" (both as defined in the Plan) that becomes an Employer under the Plan with the consent of the Trust.

            (n) "Employment Agreement" means the written agreement (if any) entered into by a Participant and an Employer setting forth the terms and conditions of the Participant's employment, as amended and in effect at any applicable time.

            (o) "Good Reason" means "Good Reason" as such term is defined in a Participant's Employment Agreement.

            (p) "Measurement Period" means the period beginning on January 1, 2005 and ending on the earlier of December 31, 2008 and the date of a Change in Control (provided that, if the Change in Control arises from a Business Combination, the Measurement Period shall end on the date of the closing or effectiveness of the Business Combination, as applicable).

            (q) "Participant" means each of the individuals whose names are set forth in Appendix A attached hereto as designated to receive an Award Agreement under the Plan.

            (r) "Performance Share" means "Performance Share" as such term is defined in the Plan.

            (s) "Plan" means the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan, as it may be amended from time to time.

            (t) "Program" means the Pennsylvania Real Estate Investment Trust 2005-2008 Outperformance Program (Established Under the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan), effective as of January 1, 2005, and as it may be amended from time to time.

            (u) "Services" means PREIT Services, LLC, a Delaware limited liability company.

            (v) "Shares" means "Shares" as such term is defined in the Plan.

            (w) "Subsidiary Entity" means "Subsidiary Entity" as defined in the Plan.

            (x) "Trust" means Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.

            (y) "Trustee" means a member of the Board.

         3. Award Agreement. Each Participant shall be issued an Award Agreement entitling the Participant to receive the number of Performance Shares determined under Section 4 hereunder if the Corporate Goal set forth therein is achieved. Each Award Agreement and the Performance Shares which may be awarded thereunder are subject to the terms of this Program, as well as to the terms of the Plan.

         4. Corporate Goal; Delivery of Performance Shares

            (a) If, for the Measurement Period, the Trust's per-share TRS exceeds Threshold One, then the Trust shall deliver to each Participant the number of Shares (rounded down to the nearest whole number of Shares) determined by first multiplying the Bonus Pool by the percentage set forth next to the Participant's name on Appendix A and then by dividing the product of such multiplication by Share Value on the last day of the Measurement Period. Awards will be payable under the Program to the extent that Shares remain available under the Plan. If the total number of Shares to be awarded exceeds the number of Shares available under the Plan, then the number of Shares for each Participant will be reduced on a pro rata basis based on each individual Participant's percentage. If, for the Measurement Period, the Trust's per-share TRS does not exceed Threshold One, the Trust shall not deliver any Performance Shares to the Participants. Also, except as provided in subsection (c) below, a Participant must be employed by an Employer on the last day of the Measurement Period in order to receive any Performance Shares under this Program.

            (b) The following terms shall be defined as set forth below:

                  (1) "Bonus Pool" means (subject to the last two sentences of this paragraph (1)) -

                        (A) An amount (if any) equal to 4.5% times TRS that is greater than Threshold One but less than or equal to Threshold Two times the number of Weighted Average Outstanding Shares; plus

                        (B) An amount (if any) equal to 6.5% times TRS that is greater than Threshold Two times the number of Weighted Average Outstanding Shares.

If TRS does not exceed Threshold One, the Bonus Pool shall be zero. Further, in no event shall the Bonus Pool be greater than one percent of the Share Value of the Shares outstanding plus the number of Shares which would be issuable upon the redemption for Shares of all Operating Units outstanding and owned by persons and entities other than the Trust and Subsidiary Entities, both as of the last day of the Measurement Period.

                  (2) "Share Value" means, as applicable and except as provided in the following sentence, the average of the closing prices of one Share on the New York Stock Exchange (the "NYSE") (or, if not then listed on the NYSE, on the principal market or quotation system on which then traded) for the 20 days on which Shares were traded prior to January 1, 2005 or the 20 days on which Shares were traded prior to and including the last day of the Measurement Period. In the event of a Business Combination approved by the shareholders of the Trust on or prior to December 31, 2008, Share Value shall mean the final price per Share agreed upon by the parties to the Business Combination.

                  (3) "Operating Units" means limited partnership interests in PREIT Associates, L.P., a Delaware limited partnership.

                  (4) "Threshold One" means, for purposes only of determining if TRS exceeds a certain dollar value, the greater of (i) an amount equal to a deemed increase in Share Value determined as of January 1, 2005 through the end of the Measurement Period that equates to a 12% annual rate compounded as of the last day of each calendar year that ends during the Measurement Period (e.g., Share Value determined as of January 1, 2005 times 57.35% if the last day of the Measurement Period is December 31, 2008), and (ii) an amount equal to a deemed increase in Share Value determined as of January 1, 2005 through the end of the Measurement Period that equates to a rate equal to 115% of the Morgan Stanley REIT Index's total return (expressed as a percentage) over the Measurement Period (i.e., Share Value determined as of January 1, 2005 times 115% of the percentage increase in such index (if any) over the Measurement Period).

                  (5) "Threshold Two" means, for purposes only of determining if TRS exceeds a certain dollar value, an amount equal to a deemed increase in Share Value determined as of January 1, 2005 through the end of the Measurement Period that equates to a 16% annual rate compounded as of the last day of each calendar year that ends during the Measurement Period (e.g., Share Value determined as of January 1, 2005 times 81.06% if the last day of the Measurement Period is December 31, 2008).

                  (6) "TRS" means total return to shareholders of the Trust - a dollar amount, not less than 0, equal to (i)(A) Share Value determined as of the last day of the Measurement Period plus (B) the total of all cash dividends paid on a Share during the Measurement Period minus (ii) Share Value determined as of January 1, 2005.

                  (7) "Weighted Average Outstanding Shares" means the weighted average of (i) the Shares outstanding during the Measurement Period, plus (ii) the number of Shares which would be issuable upon the redemption by issuance of Shares of all Operating Units outstanding and owned by persons and entities other than the Trust and Subsidiary Entities during the Measurement Period, both numbers calculated as of the last day of the Measurement Period. Such weighted average shall be appropriately adjusted by the Committee to reflect any adjustment events described in Section 8 hereunder.

            (c) Notwithstanding the provisions in subsection (a) above, a Participant's Award Agreement shall provide that if, prior to the last day of the Measurement Period, the Participant (i) dies, terminates employment as a result of Disability, or terminates employment for Good Reason, or (ii) has his or her employment terminated by the Employer for reasons other than Cause, the Participant (or the Participant's beneficiary(ies)) shall be eligible to receive Performance Shares under the Program (if any) as though the Participant had remained employed by the Employer through the end of the Measurement Period. Except as, and to the extent and in the manner that, the Committee shall otherwise determine with respect to one or more Participants, the provisions of this subsection (c) shall not be applicable to any Participant who, on the date the Program was adopted by the Committee, was not employed under an Employment Agreement.

            (d) Within 30 days after the end of the Measurement Period, the Committee shall provide each Participant with a written determination of whether the Trust has or has not attained the Corporate Goal for the Measurement Period, the size of the Bonus Pool (if any)), and the calculations used to make such determinations. If Performance Shares are to be delivered under the Program, they shall be delivered to Participants on, or as soon as administratively practicable after, February 15, 2009 (unless a Participant elects otherwise pursuant to subsection (e) below) or, if a Change in Control occurs before January 1, 2009, within 30 days after the last day of the Measurement Period ending on (or, if applicable, after) the Change in Control.

            (e) Except in the event of a Change in Control, if Performance Shares are to be delivered under the Program, a Participant may elect to defer delivery (and the Trust shall defer issuance) of all or a portion of the Performance Shares until, as specified in the Participant's deferral election agreement: (i) the Participant's separation from service from the Trust's controlled group of entities or (ii) a date chosen by the Participant. The Participant may also elect in the deferred election agreement to receive Performance Shares upon the occurrence of an "unforeseeable emergency," as defined in section 409A(a)(2)(B)(ii) of the Code, to the extent not prohibited by that section of the Code and regulations issued thereunder, if any. If the Participant's death occurs during the deferral period, the Participant's Performance Shares and Shares and cash attributable to DERs (see the following paragraphs in this subsection (e)) shall be delivered in a single sum to the Participant's beneficiary(ies) as soon as administratively practicable after the Participant's death.

         Participants who make a deferral election under this subsection (e) shall be awarded DERs under the Plan with respect to the deferred Performance Shares. Each DER will be expressed as a specific dollar amount (a "Dollar Amount") equal to the dollar amount of dividends paid on an actual Share on a specific date (a "Dividend Date") during the deferral period multiplied by the number of Performance Shares still deferred by the Participant as of the Dividend Date. The Committee will apply the Dollar Amount to "purchase" notional shares (on which DERs thereafter will also be awarded) at the closing price of a Share on the Dividend Date. Notional shares deemed purchased with DERs hereunder may be whole or fractional shares. DERs expressed as a Dollar Amount will continue to be applied to "purchase" notional shares on Dividend Dates until all of the Participant's deferred Performance Shares are delivered to the Participant (or to his or her beneficiary(ies)), as elected in his or her deferral election agreement.

         The Trust shall establish a bookkeeping account (the "DER Account") for each such Participant and credit to such account the number of whole and fractional notional shares deemed purchased with the Dollar Amounts. A Participant's DER Account shall be 100% vested at all times. The Participant's notional shares shall be subject to the adjustments described in Section 8. All whole notional shares credited to a Participant's DER Account shall be replaced by issued Shares on a one-to-one basis, and the fractional notional shares credited to a Participant's DER Account shall be aggregated and replaced by issued Shares and with cash based on the closing price of a Share on the replacement date, and delivered to the Participant (or to his or her beneficiary(ies)) on, or as soon as administratively practicable after, the date the associated Performance Shares are delivered to the Participant pursuant to his or her deferral election agreement.

         A Participant's deferral election agreement must be submitted to the Committee no later than June 30, 2008 in order to be effective; otherwise, Performance Shares deliverable to the Participant, if any, will be delivered on, or as soon as administratively practicable after, February 15, 2009. If deferred Performance Shares are to be delivered to a Participant who is a "key employee," as defined in section 409A(a)(2)(B)(i) of the Code, upon his or her separation from service from the Trust's controlled group of entities, the Trust shall issue and deliver such deferred Performance Shares on, or as soon as administratively practicable after, the earlier of (i) the date that is six months after the date of his or her separation from service and (ii) his or her death. A deferral election agreement shall be substantially in the form set forth in Appendix D attached hereto. The Committee shall administer the delivery of Performance Shares (and Shares and cash deliverable with respect to DERs awarded thereon) under an election made pursuant to this subsection (e) and the underlying deferral election agreement in accordance with section 409A of the Code and regulations and other guidance issued thereunder.

            5. Beneficiary Designation

            (a) Each Participant shall designate the person(s) as the beneficiary(ies) to whom the Participant's Performance Shares shall be delivered in the event of the Participant's death prior to the delivery of the Performance Shares to him or her. Each beneficiary designation shall be substantially in the form set forth in Appendix B attached hereto and shall be effective only when filed with the Committee during the Participant's lifetime.

            (b) Any beneficiary designation may be changed by a Participant without the consent of any previously designated beneficiary or any other person by the filing of a new beneficiary designation with the Committee. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed.

            (c) If any Participant fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Participant predeceases the Participant, the Committee shall direct such Participant's Performance Shares to be delivered to the Participant's surviving spouse or, if the Participant has no surviving spouse, then to the Participant's estate.

            6. Delivery to Guardian. If Shares are issuable under this Program to a minor, a person declared incompetent or a person incapable of handling the disposition of property, the Committee may direct the delivery of the Performance Shares to the guardian, legal representative or person having the care and custody of the minor, incompetent or incapable person. The Committee may require proof of incompetency, minority, incapacity or guardianship as the Committee may deem appropriate prior to the delivery. The delivery shall completely discharge the Committee, the Trustees, and the Employer from all liability with respect to the Performance Shares delivered.

            7. Source of Shares. This Program shall be unfunded, and the delivery of Performance Shares shall be pursuant to the Plan. Each Participant and beneficiary shall be a general and unsecured creditor of the Employer to the extent of the Performance Shares determined hereunder, and the Participant shall have no right, title or interest in any specific asset that the Employer may set aside, earmark or identify as for the delivery of Performance Shares under the Program. The Employer's obligation under the Program shall be merely that of an unfunded and unsecured promise to deliver Performance Shares in the future, provided the Corporate Goal is met.

            8. Capital Adjustments. Calculations required under the Program and the number of Shares that may be delivered under the Program shall be adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), share dividend, or other change in the capitalization of the Trust during the Measurement Period.

            9. Administration. This Program shall be administered by the Committee pursuant to the powers granted to it in Section 3 of the Plan.

            10. Amendment and Termination. The Committee reserves the right to amend the Program, by written resolution, at any time and from time to time in any fashion, provided any such amendment does not conflict with the terms of the Plan, and to terminate it at will. However, no amendment or termination of the Program shall adversely affect any Award Agreement already issued under the Program without the written consent of the affected Participant(s).

            11. Headings. The headings of the Sections and subsections of the Program are for reference only. In the event of a conflict between a heading and the content of a Section or subsection, the content of the Section or subsection shall control.

            12. Incorporation of Plan by Reference. Because the Program is established under the Plan in order to provide for, and determine the terms and conditions of, the granting of certain Awards thereunder, the terms and conditions of the Plan are hereby incorporated by reference and made a part of this Program. If any terms of the Program conflict with the terms of the Plan, the terms of the Plan shall control.

         IN WITNESS WHEREOF, the Executive Compensation and Human Resources Committee of Pennsylvania Real Estate Investment Trust has caused these presents to be duly executed on this __ day of ______________, 2005.

                                    EXECUTIVE COMPENSATION AND HUMAN
                                    RESOURCES COMMITTEE OF
                                    PENNSYLVANIA REAL ESTATE
                                    INVESTMENT TRUST



                                    By: ____________________________
                                        Chair of Committee

                                   APPENDIX A

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                        2005-2008 OUTPERFORMANCE PROGRAM

                 (Established Under the Pennsylvania Real Estate
                  Investment Trust 2003 Equity Incentive Plan)


                  NAME                                   PERCENTAGE
                  ----                                   ----------

                  Ronald Rubin                               20%
                  Jonathan B. Weller                       12.5%
                  Edward A. Glickman                       12.5%
                  George F. Rubin                          12.5%
                  Joseph F. Coradino                       12.5%
                  Robert F.  McCadden                       5.5%
                  Bruce Goldman                             5.5%
                  Douglas S. Grayson                        5.5%
                  Jeffrey A. Linn                           4.5%
                  Harvey Diamond                              2%
                  Timothy R. Rubin                            1%
                  Nicolina Columbo                            1%
                  Judith E. Baker                             1%
                  Vernon Bowen                                1%
                  David J. Bryant                             1%
                  Elaine Berger                               1%
                  Mario C. Ventresca, Jr.                     1%

                           TOTAL                              100%

                                   APPENDIX B

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                        2005-2008 OUTPERFORMANCE PROGRAM

                 (Established Under the Pennsylvania Real Estate
                  Investment Trust 2003 Equity Incentive Plan)

                          BENEFICIARY DESIGNATION FORM


         This Form is for your use under the Pennsylvania Real Estate Investment Trust 2005-2008 Outperformance Program (Established Under the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan) (the "Program") to name a beneficiary for the Performance Shares that may be deliverable to you from the Program. You should complete the Form, sign it, have it signed by your Employer, and date it.

                                     * * * *

         I understand that in the event of my death before I receive Performance Shares that may be deliverable to me under the Program, the Performance Shares will be delivered to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by my Employer cancels all prior beneficiary designations previously filed by me under the Program.

         I hereby state that ________________________ [INSERT NAME], residing at _________________________________ [INSERT ADDRESS], whose Social Security number is __________________, is designated as my beneficiary.




------------------------------------         -----------------------------------
Signature of Participant                     Date


                                             ACCEPTED:



                                             -----------------------------------
                                             [INSERT NAME OF EMPLOYER]

                                             By:
                                             -----------------------------------

                                             -----------------------------------

                                             Date

                                   APPENDIX C

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                        2005-2008 OUTPERFORMANCE PROGRAM

                 (Established Under the Pennsylvania Real Estate
                  Investment Trust 2003 Equity Incentive Plan)

                                    EXAMPLES

Example 1.        When Threshold Is a 12% Share Increase

A and B are participants in the Pennsylvania Real Estate Investment Trust 2005-2008 Outperformance Program (the "Program"). As of January 1, 2005, Pennsylvania Real Estate Investment Trust (the "Trust") has 40,500,000 outstanding shares, calculated as follows:

         Outstanding Trust Shares             36,000,000
         Outstanding Partnership Units       + 4,500,000
         Total "Shares" Outstanding           40,500,000

For the 4-year period from January 1, 2005 through December 31, 2008 (the "Measurement Period"), dividends equal $9 per share. The average closing price per share for the 20 trading days ending January 1, 2005 is $40 and the average closing price per share for the 20 trading days ending December 31, 2008 is $66.

The Total Return to Shareholders ("TRS") on one share over the Measurement Period is calculated as follows:

              12/31/08 Value of One Share                               $66
              + Dividends over Measurement Period on One Share          + 9
              - 1/1/05 Value of One Share                              - 40
              TRS                                                       $35

In order for the participants in the Program to receive an award of "Performance Shares" in 2009, the Trust must have TRS for the Measurement Period that exceeds the greater of (i) an amount equal to the increase in the value of a share over the Measurement Period if it appreciates at a 12% annual rate compounded as of the last day of each calendar year ending in the Measurement Period ("12% Share Increase"), or (ii) an amount equal to the increase in the value of a share over the Measurement Period if it appreciates at a rate equal to 115% of the total return of the Morgan Stanley REIT Index (the "MSRI") over the Measurement Period ("115% MSRI Share Increase"). In this example, a 12% Share Increase is greater than a 115% MSRI Share Increase.

A 12% Share Increase equals the initial value of the share ($40) times 57.3519%1 or $22.9408. Thus, TRS for the Measurement Period of $35 exceeds a 12% Share Increase and participants are entitled to receive Performance Shares under the Program.

A share that appreciates at an annual compound rate of 16% for 4 years ("16% Share Increase") equals the initial value of the share ($40) times 81.0639%2 or $32.4256. Thus, TRS for the Measurement Period of $35 also exceeds a 16% Share Increase.

The bonus pool from which the awards to the participants are determined is calculated as follows:

Because TRS for the Measurement Period exceeds both a 12% Share Increase and a 16% Share Increase, the calculation of the bonus pool equals (i) 4.5% times TRS for the Measurement Period that is greater than a 12% Share Increase but that is not greater than a 16% Share Increase, plus (ii) 6.5% of TRS for the Measurement Period that is greater than a 16% Share Increase, the sum times (iii) 40,500,000 shares (the number of outstanding shares did not change during the Measurement Period):

         4.5% x ($32.4256 - $22.9408) = $0.4268
                            +
         6.5% x ($35.0000 - $32.4256) = $0.1673
                                        -------
                                        $0.5941
                                        =======

         Bonus Pool Amount = $0.5941 x 40,500,000 shares = $24,061,0503

A is entitled to 15% of the bonus pool or 15% x $24,061,050 = $3,609,157.50.
This amount is converted to shares by dividing it by the average closing price of a share for the 20 trading days ending December 31, 2008 and rounding down to the nearest whole share. As stated above, that price is $66. Thus, A will be awarded 54,684 Performance Shares ($3,609,157.50 / $66/share = 54,684 shares).

B is entitled to 12.5% of the bonus pool or 12.5% x $24,061,050 = $3,007,631.25.
This amount is converted to shares by dividing it by the average closing price of a share of $66 and rounding down to the nearest whole share. Thus, B will be awarded 45,570 Performance Shares ($3,007,631.25 / $66/share = 45,570 shares).


-----------------
1 The appreciation in X, compounded at 12% annually for 4 years, is 57.3519% of X.

2 The appreciation in X, compounded at 16% annually for 4 years, is 81.0639% of X.

3 In this example, there are the same number of outstanding shares on December 31, 2008 as there were on January 1, 2005. Their value determined as of December 31, 2008 is $66 x 40,500,000 shares = $2,673,000,000. The cap on the bonus pool is one percent of that value or $26,730,000. The bonus pool amount is less than that cap.

Example 2.        When Threshold Is a 115% MSRI Share Increase

A and B are participants in the Program. All of the facts in Example 1 are unchanged in this example except that a 115% MSRI Share Increase exceeds a 12% Share Increase. The MSRI was 600 as of January 1, 2005 and 960 as of December 31, 2008.

In order for the participants in the Program to receive an award of Performance Shares in 2009, the Trust must have TRS for the Measurement Period that exceeds the greater of (i) a 12% Share Increase or (ii) a 115% MSRI Share Increase, both for the Measurement Period.

As calculated in Example 1, a 12% Share Increase equals $22.9408. The percentage increase in the MSRI is 60% (the 360-point increase in the MSRI divided by its 600-point level as of January 1, 2005 equals 60%). 115% of the percentage increase in the MSRI during the Measurement Period is 60% x 115% = 69%. The initial share price of $40 is multiplied by 69% to obtain a 115% MSRI Share Increase of $27.60. Since a 115% MSRI Share Increase is greater than a 12% Share Increase, the Trust must have TRS of greater than $27.60 for participants to receive an allocation of Performance Shares.

The Trust's TRS on one share of $35 exceeds $27.60, and therefore participants will receive an allocation of Performance Shares.

The bonus pool from which the awards to the participants are determined is calculated as follows:

The bonus pool equals (i) 4.5% times TRS for the Measurement Period that is greater than a 115% MSRI Share Increase but that is not greater than a 16% Share Increase and (ii) 6.5% times TRS for the Measurement Period that is greater than a 16% Share Increase, the sum times (iii) 40,500,000 shares:

         4.5% x ($32.4256-$27.6000) = $0.2172
                  +
         6.5% x ($35.0000-$32.4256) = $0.1673
                                      -------
                                      $0.3845

         BONUS POOL AMOUNT = $0.3845 x 40,500,000 shares = $15,572,2504

A is entitled to 15% of the bonus pool or 15% x $15,572,250 = $2,335,837.50.
This amount is converted to shares by dividing it by the December 31, 2008 value of one share of $66 and rounding down to the nearest whole share. Thus, A will be awarded 35,391 Performance Shares ($2,335,837.50 / $66/share = 35,391 shares).

B is entitled to 12.5% of the bonus pool or 12.5% x $15,572,250 = $1,946,531.20.
This amount is converted to shares by dividing it by the December 31, 2008 value of one share of $66 and rounding down to the nearest whole share. Thus, B will be awarded 29,492 Performance Shares ($1,946,531.20 / $66/share = 29,492 shares).


--------------

4  See footnote 3.

Example 3.        When Change in Control Occurs

A and B are participants in the Program. The Total "Shares" Outstanding and the value of one share at January 1, 2005 are the same as in Examples 1 and 2. However, a change in control occurs when the Trust's shareholders approve a business combination on August 1, 2007. The closing date/effective date of the business combination is December 31, 2007 and the business combination does close/become effective on that date after dividends of $7/share have been declared from January 1, 2005 through December 31, 2007. Because of the change in control, the Measurement Period will end on December 31, 2007 rather than December 31, 2008.

The final price per share agreed upon by the parties to the business combination is $55.

TRS over the Measurement Period on one share is calculated as follows:

              12/31/07 Value of One Share as Agreed upon by Parties
              to Business Combination                                   $55
              + Dividends over Measurement Period on One Share          + 7
              - 1/1/05 Value of One Share                              - 40
                                                                       ----
              TRS                                                       $22

In order for the participants in the Program to receive an award of Performance Shares in 2008, the Trust must have TRS for the Measurement Period that exceeds the greater of (i) the 12% Share Increase or (ii) the 115% MSRI Share Increase, both for the Measurement Period.

The 12% Share Increase equals the initial value of a share ($40) times 40.4928%5 or $16.1971. For this example, the MSRI was 600 at January 1, 2005 and 780 at December 31, 2007. The percentage increase in the MSRI is 30% (the 180-point increase in the MSRI divided by its 600-point level as of January 1, 2005). 115% MSRI is therefore 30% times 115% = 34.5%. The initial share price of $40 is multiplied by 34.5% to obtain a 115% MSRI Share Increase of $13.80, which is less than the 12% Share Increase. Thus, TRS must be equal to or greater than the 12% Share Increase of $16.1971. Because TRS is $22, participants are entitled to a performance award under the Program.

The 16% Share Increase equals the initial value of a share ($40) times 56.0896%6 or $22.4358. As TRS does not exceed that amount, the bonus pool equals 4.5% times TRS for the Measurement Period that exceeds the 12% Share Increase times 40,500,000 shares:

         4.5% x ($22 - $16.1971) = $0.2611


-------------------

5 The appreciation in X compounded at 12% annually for 3 years, is 40.4928% of X

6 The appreciation in X compounded at 16% annually for 3 years, is 56.0896% of X.

         BONUS POOL AMOUNT = $0.2611 x 40.500,000 shares = $10,574,5507

A is entitled to 15% of the bonus pool or 15% x $10,574,550 = $1,586,182.50.
This amount is converted to shares by dividing it by the value of one share as agreed upon by the parties to the business combination that closes/becomes effective on December 31, 2007, and rounding down to the nearest whole share. As stated above, that price is $55. Thus, A will be awarded 28,839 Performance Shares ($1,586,182.50 / $55/share = 28,839 shares).

B is entitled to 12.5% of the bonus pool or 12.5% x $10,574,550 = $1,321,818.75.
This amount is converted to shares by dividing it by the value of one share of $55 and rounding down to the nearest whole share. B will be awarded 24,033 Performance Shares ($1,321,818.75 / $55/share = 24,033 shares).

Example 4.        When Buy Back and Public Offering Occur

A and B are participants in the Program. As in all prior examples, the Trust has 40,500,000 outstanding shares on January 1, 2005. The Trust buys back 5,000,000 shares on July 1, 2005, and then sells 10,000,000 newly issued shares on July 1, 2007 through a public offering which does not result in a change in control.

For the 4-year Measurement Period, dividends equal $9 per share. The average closing price per share for the 20 trading days ending January 1, 2005 is $40 and the average closing price per share for the 20 trading days ending December 31, 2008 is $68.

The TRS over the Measurement Period on one share is calculated as follows:

              12/31/08 Value of One Share                                  $68
              +Dividends over Measurement Period on One Share             +  9
              -1/1/05 Value of One Share                                   -40
              --------------------------                                 -----
              TRS                                                          $37

In order for the participants in the Program to receive an award of Performance Shares in 2009, TRS for the Measurement Period must exceed the greater of (i) the 12% Share Increase or (ii) the 115% MSRI Share Increase. In this example, the 12% Share Increase is greater than the 115% MSRI Share Increase.

The 12% Share Increase is $22.9408 ($40 times 57.3519%). Thus TRS for the Measurement Period of $37 exceeds a 12% Share Increase and participants are entitled to receive Performance Shares under the Program.

---------------

7 In this example, there are the same number of outstanding shares on December 31, 2007 as there were on January 1, 2005. Their value as agreed upon by the parties to the business combination that closes/becomes effective on December 31, 2007 is $55 x 40,500,000 shares = $2,227,500,000. The cap on the bonus pool is one percent of that value or $22,275,000. The bonus pool amount is less than that cap.

The TRS of $37 also exceeds the 16% Share Increase of $32.4256 ($40 times 81.0639%).

Because TRS for the Measurement Period exceeds both the 12% and 16% Share Increases, the calculation of the bonus pool equals (i) 4.5% times TRS for the Measurement Period that is greater than a 12% Share Increase but that is not greater than a 16% Share Increase, plus (ii) 6.5% of TRS for the Measurement Period that is greater than a 16% Share Increase, the sum times the number of shares for the Measurement Period.

As in example 1, 4.5% times TRS in excess of the 12% Share Increase but not greater than the 16% Share Increase is $0.4268. In this example, 6.5% of the TRS that exceeds the 16% Share Increase is $0.2973 (6.5% x ($37.00 - 32.4256)). The sum of those two amounts equals $0.7241.

Because the number of shares did not remain constant throughout the Measurement Period, the number of shares used to calculate the bonus pool amount must be weighted to reflect the fluctuation. In this example, only two changes occurred during the Measurement Period: the Trust's buy back of 5,000,000 shares on July 1, 2005 and the Trust's sale of 10,000,000 shares on July 1, 2007 through a public offering.

The weighted number of shares for the determination of the bonus pool is calculated as follows:

The number of outstanding shares at the beginning of the Measurement Period on January 1, 2005 is multiplied by the number of days during which there were 40,500,000 outstanding shares (January 1, 2005 through June 30, 2005) and then divided by the total number of days in the entire Measurement Period:

              40,500,000 shares x   181 days = 5,017,453.79 shares
                                  ----------
                                  1,461 days

The buy back on July 1, 2005 reduced the number of outstanding shares to 35,500,000 shares. This number is multiplied by the number of days from July 1, 2005 through June 30, 2007, the day before the sale of 10,000,000 shares, and then divided by the total number of days in the entire Measurement Period:

              35,500,000 shares x   730 days = 17,737,850.76 shares
                                  ----------
                                  1,461 days

The sale of 10,000,000 shares on July 1, 2007 increased the number of shares to 45,500,000. This number is multiplied by the number of days from July 1, 2007 through the end of the Measurement Period (December 31, 2008) and then divided by the total number of days in the Measurement Period (2008 is a leap year):

              45,500,000 shares x   550 days = 17,128,678.97 shares
                                  ----------
                                  1,461 days

The number of shares to be used to calculate the bonus pool is the sum of these three numbers or 39,883,983.52. This number is multiplied by $0.7241 to determine the bonus pool amount of $28,879,992.46.8

A is entitled to 15% of the bonus pool or 15% x $28,879,992.46 = $4,331,998.87.
This amount is converted to shares by dividing it by the average closing price of a share for the 20 trading days ending December 31, 2008 ($68) and rounding down to the nearest whole share. Thus A will be awarded 63,705 shares ($4,331,998.87 / $68/share = 63,705 shares).

B is entitled to 12.5% of the bonus pool or 12.5% x $28,879,992.46 = $3,609,999.06. This amount is converted to shares by dividing it by the average closing price of a share of $68 and rounding down to the nearest whole share. Thus, B will be awarded 53,088 shares ($3,609,999.06 / $68/share = 53,088 shares).



-------------------

8 The actual number of outstanding shares on December 31, 2008 is 45,500,000. The total value of the outstanding shares is determined by multiplying that number by $68, which results in $3,094,000,000. The cap on the bonus pool is one percent of that value or $30,940,000. The bonus pool amount is less than that cap.

                                   APPENDIX D

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                        2005-2008 OUTPERFORMANCE PROGRAM

DEFERRAL ELECTION AGREEMENT*


                  The Pennsylvania Real Estate Investment Trust 2005-2008 Outperformance Program (Established Under the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan), effective as of January 1, 2005 (the "Program"), provides a select group of management or highly compensated employees with the ability to defer a portion of their compensation earned under the Program. The purpose of this Deferral Election Agreement is to allow you to defer the delivery of all or a portion of the Performance Shares (and Shares deliverable with respect to dividend equivalent rights ("DERs") awarded thereon) that are otherwise deliverable to you under the Program until one of the events selected below occurs.

AFTER YOU SIGN THIS DEFERRAL ELECTION AGREEMENT AND IT IS ACCEPTED BY PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (THE "TRUST") YOU MAY NOT REVOKE IT AFTER JUNE 30, 2008. IF YOU DECIDE SUBSEQUENTLY TO CHOOSE A LATER DELIVERY DATE, YOU MUST SUBMIT A NEW DEFERRAL ELECTION AGREEMENT AT LEAST 12 MONTHS PRIOR TO YOUR ORIGINAL DELIVERY DATE AND YOUR NEW DELIVERY DATE MUST BE AT LEAST FIVE YEARS AFTER YOUR ORIGINAL DELIVERY DATE. YOU MAY NOT, UNDER ANY CIRCUMSTANCES, ACCELERATE THE DELIVERY OF YOUR PERFORMANCE SHARES (OR THE SHARES DELIVERABLE WITH RESPECT TO ANY DERS AWARDED THEREON) AFTER THIS ELECTION AGREEMENT HAS BECOME EFFECTIVE.

You need only complete this Deferral Election Agreement if you wish to defer the delivery of Performance Shares (and Shares deliverable with respect to DERs awarded thereon) that become deliverable to you under the Program. Capitalized terms in this Deferral Election Agreement are defined in the Program.

1.       Participation Election

[    ] I hereby elect to defer under the terms of the Program the delivery of
_______% [INSERT ANY WHOLE PERCENTAGE FROM ONE TO 100 PERCENT, INCLUSIVE] of the Performance Shares that may become deliverable to me under the Program.





-----------------

* Because of the complexities involved in the application of federal, state and local tax laws to specific circumstances and the uncertainties as to possible future changes in the tax laws, you should consult your personal tax advisor regarding your own situation before completing this Deferral Election Agreement.

2.       Delivery Date Election
I hereby elect to have the Trust deliver the percentage of the Performance Shares set forth above (and the Shares deliverable with respect to DERs awarded thereon) that may become deliverable to me under the Program upon the following event [CHECK ONLY ONE BOX]:

[    ] (A) Upon, or as soon as administratively practicable after, my separation from service from the Trust's controlled group of entities (six months after such separation from service if I am a "key employee" at that time - see Section 4(e) of the Program).

[    ] (B) On, or as soon as administratively practicable after, the following date: ___________ __, 20__.

[    ] (C) Upon the earlier of my separation from service (as described in event (A) above) or the following date: _____________ __, 20__.


3. Acceleration in the Event of an Unforeseeable Emergency

In addition to the election I made in 2 above, if I check the following box, I also elect to have the Trust deliver Performance Shares (and Shares deliverable with respect to DERs awarded thereon), to the extent permitted by applicable law, to me:

[    ] Upon an "Unforeseeable Emergency," as defined in Section 4(e) of the
Program. (This term is defined quite restrictively in the Internal Revenue Code. See the footnote on the previous page regarding consulting with your own tax advisor before completing this Deferral Election Agreement.)

4.       Death

If my death occurs before all of the Performance Shares (and Shares deliverable with respect to DERs awarded thereon) are delivered to me, such Performance Shares and Shares shall be delivered in a single sum to my beneficiary(ies) designated in my Beneficiary Designation Form as soon as administratively practicable after my death.

                                    * * * * *

By signing this Deferral Election Agreement, I agree to the terms and conditions of the Program as the Program now exists, and as it may be amended from time to time (provided that no amendment of the Program will adversely affect my rights under the Program without my written consent).


Signature of Participant                    Date

                                            ACCEPTED:

                                            Executive Compensation and Human
                                            Resources Committee of Pennsylvania
                                            Real Estate Investment Trust

                                            By:
                                                --------------------------------

                                            Date:
                                                --------------------------------